UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/17/2011

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 17, 2011, DARA BioSciences, Inc. (the "Company") received a notification letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC notifying the Company that, based on its Form 10-Q for the period ended September 30, 2011, the Company no longer maintained the minimum $2,500,000 stockholders' equity required for continued listing on The NASDAQ Capital Market under Marketplace Rule 5550(b)(1). The letter stated that unless the Company requests a hearing before a NASDAQ Listing Qualifications Hearings Panel (the "Panel"), the Company's securities will be suspended from trading on The NASDAQ Capital Market effective at the open of the market on November 29, 2011. The Company plans to timely request a hearing before the Panel at which it will present its plan for regaining and sustaining compliance with the stockholders' equity requirement and all other applicable listing requirements. However, there are no assurances that the Panel will grant the Company's request for continued listing, and if it does not, the Company's common stock will be delisted from The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: November 23, 2011	By:	/s/ Richard A. Franco, Sr., R.Ph.
Richard A. Franco, Sr., R.Ph.
President and CEO